UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

COVIDIEN LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33259	98-0518045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Front Street

Hamilton, HM 12 Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-298-2480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2007, the Company signed a definitive agreement (the “Agreement”) with First Quality Enterprises, Inc. of Great Neck, New York, for the sale of the Company’s Retail Products business segment for $335 million in cash, subject to working capital and other pre- and post-closing adjustments. Excluding any indemnification obligations that may arise post-closing and any working capital adjustments, the pre- and post-closing adjustments are capped at $25 million. The Agreement contains customary representations, warranties and conditions to closing, including regulatory approval. The Company expects the transaction to close in the first calendar quarter of 2008, which is the Company’s second fiscal quarter. In the interim, the business will be reported as a discontinued operation. Additional information about certain effects of the transaction is provided under Item 2.06 of this Current Report on Form 8-K.

The above summary is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 28, 2007. A copy of the press release announcing this transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.06	Material Impairments.

On December 17, 2007, the Company concluded that, because the purchase price for the sale of the Company’s Retail Products segment described in Item 1.01 above represents a discount to the current carrying value of the assets and liabilities being conveyed as a result of the transaction, it expects to record a non-cash impairment charge of approximately $45 to $65 million related to these assets. This charge will be included in the Company’s first quarter results.

Item 7.01	Regulation FD Disclosure.

The Company expects that moving the Retail Products segment to discontinued operations, as discussed in Item 1.01 above, will add 30 to 50 basis points to its sales growth rate in fiscal 2008 and reduce operating income by approximately $50 to $60 million. Based on these changes, the Company is projecting that its operating margin will be at the high end of the previously communicated 19% to 20% range.

Certain of these statements may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to completion of the transaction described above, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, customers’ capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation and exposure to foreign currency fluctuations. These and other factors are identified and described in more detail in our filings with the SEC.

We disclaim any obligation to update these forward-looking statements other than as required by law.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following is being furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

99.1	Press Release dated December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN LTD.

By:	/s/ John W. Kapples
John W. Kapples,
Vice President and Secretary

Date: December 17, 2007